REVOLVING LINE OF CREDIT NOTE


$8,000,000.00                                                   Portland, Oregon
                                                                  April 30, 2003

     FOR  VALUE  RECEIVED,  the  undersigned  BARRETT  BUSINESS  SERVICES,  INC.
("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at 1300 SW 5th Ave., Tower, 14th Floor, Portland, Oregon 97201, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Eight Million Dollars ($8,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST:

     (a) Interest. Unless the Addendum attached hereto requires an interest rate adjustment, the outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum two percent (2.00%) ("Prime Rate Margin") above the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

     (b) Payment of Interest. Interest accrued on this Note shall be payable on the last day of each month, commencing May 31, 2003.

     (c) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

     (a) Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on March 31, 2004.

     (b) Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (i) William W. Sherertz or Michael D. Mulholland, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to


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

advances deposited to the credit of any deposit account of any Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

     (c) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

EVENTS OF DEFAULT:

     This Note is made pursuant to and is subject to the terms and conditions of that certain Amended and Restated Credit Agreement between Borrower and Bank dated as of September 2, 2002, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

     (a) Remedies. Upon the sale, transfer, hypothecation, assignment or other encumbrance, whether voluntary, involuntary or by operation of law, of all or any interest in any real property securing this Note, or upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare  all  sums  of  principal  and  interest  outstanding  hereunder  to  be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     (b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Oregon.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

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


     This Note is secured by, among other collateral, two Deeds of Trust dated September 2, 2002, as modified from time to time.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

BARRETT BUSINESS SERVICES, INC.


By: /s/ Michael D. Mulholland
    -----------------------------
Title: Vice President-Finance

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


                           ADDENDUM TO PROMISSORY NOTE
                        (PRIME RATE PRICING ADJUSTMENTS)


     THIS ADDENDUM is attached to and made a part of that certain promissory note executed by BARRETT BUSINESS SERVICES, INC. ("Borrower") and payable to WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), or order, dated as of April 30, 2003, in the principal amount of Eight Million Dollars ($8,000,000.00) (the "Note").

     The following provisions are hereby incorporated into the Note to reflect the interest rate adjustments agreed to by Bank and Borrower:

INTEREST RATE ADJUSTMENTS:

     (a) Initial Prime Rate Margin. The initial Prime Rate Margin applicable to this Note shall be as set forth in the "Interest" paragraph herein.

     (b) Prime Rate Adjustments. In addition to any interest rate adjustments resulting from changes in the Prime Rate, Bank shall, if applicable, adjust the Prime Rate Margin under the Note, to reflect a change in Borrower's Funded Debt to EBITDA Ratio or EBITDA Coverage Ratio (as defined in the Credit Agreement referenced in the Note), in accordance with grid set forth below. If required by the grid, Bank shall adjust the Prime Rate Margin on a quarterly basis commencing upon Bank's receipt and review of Borrower's Form 10-Q Report for fiscal quarter ending June 30, 2003 filed with the Securities and Exchange Commission ("SEC"), and thereafter upon Bank's receipt and review of Borrower's Form 10-Q filed with the SEC for the fiscal quarter ending September 30, 2003 and upon Bank's receipt and review of Borrower's Form 10-K filed with the SEC for the fiscal year ending December 31, 2003; provided however, that Bank shall not be required to adjust the Prime Rate Margin unless in its sole discretion it agrees with the Form 10-K or Form10-Q delivered to Bank and provided further that nothing contained herein shall be construed to require the Bank to adjust the Prime Rate Margin after the maturity date of the Note.

                                                                      Applicable
Pricing    Funded Debt to                                             Prime Rate
Level:     EBITDA Ratio                 or    EBITDA Coverage Ratio     Margin
------     ------------                       ---------------------     ------

1          Greater than 4.00 to 1.0        Less than 1.00 to 1.0        2.00%

2          Greater than 2.25 to 1.0        Less than 1.75 to 1.0 but
           but less than or equal           greater than or equal
           to 4.00 to 1.0                     to 1.00 to 1.0            1.50%

3          Less than or equal              Greater than or equal
           to 2.25 to 1.0                     to 1.75 to 1.0            1.00%

Each such adjustment shall be effective on the first Business Day after which Bank receives and reviews Borrower's Form 10-K or Form 10-Q as set forth above.

Notwithstanding the pricing grid and the Prime Rate Margin adjustments set forth above, the Bank shall not be required to and shall have no liability to Borrower for failing to adjust the Prime Rate Margin at any time should Borrower fail to comply with any of the terms and conditions of the Credit Agreement, including but not limited to the provisions set forth in
Section 4.9 of the Credit Agreement.

     IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Note.

BARRETT BUSINESS SERVICES, INC.

By: /s/ Michael D. Mulholland
    -----------------------------
Title: Vice President-Finance